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NATIONAL CITY CORPORATION                                             EXHIBIT 12
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)
                                            Six Months Ended
                                                 June 30                                             Years Ended December 31
                                         ---------------------  -------------------------------------------------------------------
(Dollars in Thousands)                   1999          1998         1998            1997          1996         1995         1994
- --------------------------------------------------------------  -------------------------------------------------------------------

COMPUTATION EXCLUDING
PREFERRED STOCK DIVIDENDS:

Income before income taxes           $ 1,096,500  $    674,285  $ 1,647,277     $ 1,640,033   $ 1,441,787  $ 1,208,000  $ 1,183,000
Interest on non-deposit interest
  bearing liabilities                    583,508       467,313      998,753         738,923       611,741      673,000      420,000
Portion of rental expense deemed
  representative of interest              15,280        14,889       30,397          27,597        25,053       23,563       22,050
                                     -------------------------  -------------------------------------------------------------------
Total income for computation
  excluding interest on deposits       1,695,288     1,156,487    2,676,427       2,406,553     2,078,581    1,904,563    1,625,050

Interest on deposits                     812,168       918,525    1,846,276       1,813,251     1,862,084    1,975,000    1,478,700
                                     -------------------------  -------------------------------------------------------------------
Total income for computation
  including interest on deposits     $ 2,507,456  $  2,075,012  $ 4,522,703     $ 4,219,804   $ 3,940,665  $ 3,879,563  $ 3,103,750
                                     =========================  ===================================================================
Fixed charges excluding interest
  on deposits                        $   598,788  $    482,202  $ 1,029,150     $   766,520   $   636,794  $   696,563  $   442,050
                                     =========================  ===================================================================
Fixed charges including interest
  on deposits                        $ 1,410,956  $  1,400,727  $ 2,875,426     $ 2,579,771   $ 2,498,878  $ 2,671,563  $ 1,920,750
                                     =========================  ===================================================================
Ratio excluding interest on
  deposits                                  2.83x         2.40x        2.60x           3.14x         3.26x        2.73x        3.68x

Ratio including interest on
  deposits                                  1.78x         1.48x        1.57x           1.64x         1.58x        1.45x        1.62x

COMPUTATION INCLUDING PREFERRED
STOCK DIVIDENDS:

Total income for computation
  excluding interest on deposits     $ 1,695,288  $  1,156,487  $ 2,676,427     $ 2,406,553   $ 2,078,581  $ 1,904,563  $ 1,625,050
                                     =========================  ===================================================================
Total income for computation
  including interest on deposits     $ 2,507,456  $  2,075,012  $ 4,522,703     $ 4,219,804   $ 3,940,665  $ 3,879,563  $ 3,103,750
                                     =========================  ===================================================================
Fixed charges excluding interest
  on deposits and dividends on
  preferred stock                    $   598,788  $    482,202  $ 1,029,150     $   766,520   $   636,794  $   696,563  $   442,050

Tax-effected preferred stock
  dividends                                1,269         1,691        3,357               -         6,197       22,815       23,385
                                     -------------------------  -------------------------------------------------------------------

Fixed charges including preferred
  stock dividends, excluding
  interest on deposits                   600,057       483,893    1,032,507         766,520       642,991      719,378      465,435

Interest on deposits                     812,168       918,525    1,846,276       1,813,251     1,862,084    1,975,000    1,478,700
                                     -------------------------  -------------------------------------------------------------------
Fixed charges including interest
  on deposits and dividends on
  preferred stock                    $ 1,412,225  $  1,402,418  $ 2,878,783     $ 2,579,771   $ 2,505,075  $ 2,694,378  $ 1,944,135
                                     =========================  ===================================================================
Ratio excluding interest on
  deposits                                  2.83x         2.39x        2.59x           3.14x         3.23x        2.65x        3.49x

Ratio including interest on
  deposits                                  1.78x         1.48x        1.57x           1.64x         1.57x        1.44x        1.60x

COMPONENTS OF FIXED CHARGES:

Interest:
  Interest on deposits               $   812,168  $    918,525  $ 1,846,276     $ 1,813,251   $ 1,862,084  $ 1,975,000  $ 1,478,700
  Interest on non-deposit interest
    bearing liabilities                  583,508       467,313      998,753         738,923       611,741      673,000      420,000
                                     -------------------------  -------------------------------------------------------------------
    Total interest charges           $ 1,395,676  $  1,385,838  $ 2,845,029     $ 2,552,174   $ 2,473,825  $ 2,648,000  $ 1,898,700
                                     =========================  ===================================================================
Rental Expense:
  Building rental expense            $    46,304  $     45,119  $    92,112     $    83,627   $    75,918  $    71,403  $    66,818
  Portion of rental expense deemed
    representative of interest            15,280        14,889       30,397          27,597        25,053       23,563       22,050

Preferred Stock Charge:
  Preferred stock dividends                  825         1,099        2,182               -         4,028       14,830       15,200

  Tax-effected preferred dividends         1,269         1,691        3,357               -         6,197       22,815       23,385

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